Exhibit 99.1

Mr. Cooper Group Reports Second Quarter 2021 Net Income of $439 Million

  Reported total net income of $439 million and $4.85 per diluted share, equivalent to a ROCE of 56%
  Generated pretax operating income from continuing operations of $227 million, equivalent to ROTCE of 23.1%
  Book value per share increased to $38.89 and Tangible book value per share increased to $37.24
  Originations generated pretax income of $207 million on funded volume of $22.2 billion
  Servicing portfolio grew 4% quarter-over-quarter to $654 billion
  Completed sale of Title365 for $500 million
  Unrestricted cash was $1.2 billion as of July 1st, 2021
  Subsequent to quarter-end, announced $500 million stock repurchase authorization and agreement to sell Reverse servicing portfolio

DALLAS--(BUSINESS WIRE)--July 29, 2021--Mr. Cooper Group Inc. (NASDAQ: COOP) (the “Company”), which principally operates under the Mr. Cooper® and Xome® brands, reported second quarter net income of $439 million or $4.85 per diluted share. Net income included a $135 million mark-to-market charge, which excludes fair value amortization of $45 million. Excluding mark-to-market and other items, the Company reported pretax operating income of $227 million. Other items were $7 million in severance charges related to corporate actions, $485 million in gain on the sale of Title365, net of transaction costs, $16 million in discontinued operations related to the reverse portfolio, and $3 million of intangible amortization.

Chairman and CEO Jay Bray commented, “Not only did we generate very solid operating returns this quarter, but also we took strategic actions, including the sale of Title365 and Reverse, which rationalize and simplify the business model, strengthen the balance sheet, and prepare us for faster growth.”

Chris Marshall, Vice Chairman, President, and CFO added, “The company’s balance sheet has never been stronger, with $1.2 billion in cash as of July 1, 2021 including the proceeds of the sale of Title365 and immediately accessible liquidity of $509 million. Additionally, pro forma for the sale of the Reverse portfolio, our capital ratio exceeded our previously disclosed target of 15%.”

Servicing

The Servicing segment is focused on providing a best-in-class home loan experience for our 3.5 million customers while simultaneously strengthening asset performance for investors. In the second quarter, Servicing recorded a pretax loss of $56 million, reflecting a total mark-to-market charge of $180 million, which included $135 million in other mark-to-market and $45 million in fair value amortization. The forward servicing portfolio ended the quarter at $654 billion UPB. Servicing generated pretax operating income, excluding the full mark-to-market and accounting items, of $125 million. At quarter end, the carrying value of the MSR was $3,307 million equivalent to 115 bps of MSR UPB and original cost basis of 86 bps.

	Quarter Ended
($ in millions)	Q1'21		Q2'21
	$	BPS	$	BPS
Operational revenue	$370	24.0	$443	27.4
Amortization, net of accretion	(156)	(10.1)	(158)	(9.8)
Mark-to-market	354	22.9	(180)	(11.1)
Total revenues	568	36.8	105	6.5
Total expenses	(110)	(7.1)	(121)	(7.5)
Total other expenses, net	(48)	(3.2)	(40)	(2.5)
Income (loss) before taxes from continuing operations	410	26.5	(56)	(3.5)
Mark-to-market	(354)	(22.9)	180	11.1
Accounting items	—	—	1	0.1
Pretax operating income excluding mark-to-market and accounting items	$56	3.6	$125	7.7

	Quarter Ended
	Q1'21		Q2'21
Ending UPB ($B)	$629		$654
Average UPB ($B)	$617		$647
60+ day delinquency rate at period end	5.3%		4.5%
Annualized CPR	30.8%		26.0%
Modifications and workouts	33,976		35,581

Originations

The Originations segment focuses on creating servicing assets at attractive margins by acquiring loans through the correspondent channel and refinancing existing loans in the direct-to-consumer channel. Originations earned pretax income of $207 million and pretax operating income of $213 million, which excluded $6 million in severance charges related to corporate actions.

The Company funded 83,871 loans in the second quarter, totaling approximately $22.2 billion UPB, which was comprised of $10.5 billion in direct-to-consumer and $11.7 billion in correspondent. Funded volume decreased 12% quarter-over-quarter.

	Quarter Ended
($ in millions)	Q1'21	Q2'21
Income before taxes from continuing operations	$362	$207
Accounting items / other	—	6
Pretax operating income excluding accounting items	$362	$213
	Quarter Ended
($ in millions)	Q1'21	Q2'21
Total pull through adjusted volume	$23,267	$18,358
Funded volume	$25,133	$22,227
Refinance recapture percentage	37%	42%
Recapture percentage	31%	32%
Purchase volume as a percentage of funded volume	12%	24%

Xome

Xome provides real estate solutions including property disposition, asset management, title, close, valuation, and field services for Mr. Cooper and third-party clients. The Xome segment recorded pretax income of $480 million and pretax operating loss of $4 million in the second quarter, which excluded intangible amortization and a $485 million gain, net of transactions costs, related to the sale of Title365.

	Quarter Ended
($ in millions)	Q1'21	Q2'21
Income before taxes from continuing operations	$9	$480
Accounting items / other	3	(485)
Intangible amortization	1	1
Pretax operating income (loss) excluding accounting items and intangible amortization	$13	$(4)
	Quarter Ended
	Q1'21	Q2'21
Exchange properties sold	710	659
Average Exchange properties under management	14,210	14,196
Title Completed Orders	188,356	—
Solutions Completed Orders	546,552	475,507
Percentage of revenue earned from third-party customers	48%	36%

Conference Call Webcast and Investor Presentation

The Company will host a conference call on July 29, 2021 at 10:00 A.M. Eastern Time. Preregistration for the call is now available in the Investor section of www.mrcoopergroup.com. Participants will receive a toll-free dial-in number and a unique registrant ID to be used for immediate call access. A simultaneous audio webcast of the conference call will be available under the investors section on www.mrcoopergroup.com. A telephonic replay will also be available approximately two hours after the conclusion of the conference call by dialing 855-859-2056 (toll-free), or 404-537-3406 (international). Please use the passcode 6059502 to access the replay.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted operating financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These notable items are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Pretax operating income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Pretax operating income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, intangible amortization, and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance. Return on tangible common equity (ROTCE) is computed by dividing net income by average tangible common equity (also known as tangible book value). Tangible common equity equals total stockholders’ equity less goodwill and intangible assets. Management believes that ROTCE is a useful financial measure because it measures the performance of a business consistently and enables investors and others to assess the Company’s use of equity. Tangible book value is defined as stockholders’ equity less goodwill and intangible assets. Our management believes tangible book value is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; federal, state, and local governmental responses to the pandemic; borrower forbearance rates and availability of financing. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the “Risk Factors” section of Mr. Cooper Group’s most recent annual reports and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Financial Tables

MR. COOPER GROUP INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions of dollars, except for earnings per share data)

	Three Months Ended March 31, 2021	Three Months Ended June 30, 2021
Revenues:
Service related, net, excluding mark-to-market	$226	$172
Mark-to-market	354	(180)
Net gain on mortgage loans held for sale	679	582
Total revenues	1,259	574
Total expenses:	454	425
Other expense, net:
Interest income	46	51
Interest expense	(126)	(119)
Other income, net	—	486
Total other (expense) income, net	(80)	418
Income before income tax expense	725	567
Income tax expense	166	140
Net income from continuing operations	559	427
Net income from discontinued operations	2	12
Net income	561	439
Net income attributable to non-controlling interest	—	—
Net income attributable to Mr. Cooper Group	561	439
Undistributed earnings attributable to participating stockholders	5	4
Net income attributable to common stockholders	$556	$435

Earnings from continuing operations per common share attributable to Mr. Cooper:
Basic	$6.20	4.91
Diluted	$5.90	4.72
Earnings from discontinued operations per common share attributable to Mr. Cooper:
Basic	$0.02	0.14
Diluted	$0.02	0.13
Earnings per common share attributable to Mr. Cooper:
Basic	$6.22	5.05
Diluted	$5.92	4.85
Weighted average shares of common stock outstanding (in millions):
Basic	89.5	86.1
Diluted	93.9	89.6

MR. COOPER GROUP INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(millions of dollars)

	March 31, 2021	June 30, 2021
Assets
Cash and cash equivalents	$674	$716
Restricted cash	176	113
Mortgage servicing rights at fair value	3,354	3,307
Advances and other receivables, net	838	837
Mortgage loans held for sale at fair value	6,351	6,961
Property and equipment, net	115	110
Deferred tax assets, net	1,228	1,118
Other assets	6,791	5,211
Assets of discontinued operations	5,186	4,935
Total assets	$24,713	$23,308

Liabilities and Stockholders' Equity
Unsecured senior notes, net	$2,074	$2,075
Advance and warehouse facilities, net	6,869	7,310
Payables and other liabilities	6,906	4,895
MSR related liabilities - nonrecourse at fair value	957	888
Liabilities of discontinued operations	5,003	4,790
Total liabilities	21,809	19,958
Total stockholders' equity	2,904	3,350
Total liabilities and stockholders' equity	$24,713	$23,308

UNAUDITED SEGMENT STATEMENT OF
OPERATIONS & EARNINGS RECONCILIATION
(millions of dollars, except for earnings per share data)

	Three Months Ended March 31, 2021
	Servicing	Originations	Xome	Corporate/ Other	Consolidated

Service related, net	$441	$43	$96	$—	$580
Net gain on mortgage loans held for sale	127	552	—	—	679
Total revenues	568	595	96	—	1,259
Total expenses	110	231	87	26	454
Other (expense) income, net:
Interest income	23	23	—	—	46
Interest expense	(71)	(25)	—	(30)	(126)
Total other (expense) income, net	(48)	(2)	—	(30)	(80)
Pretax income (loss) from continuing operations	$410	$362	$9	$(56)	$725
Income tax expense					166
Net income from continuing operations					559
Net income from discontinued operations					2
Net income					561
Net income attributable to noncontrolling interests					—
Net income attributable to common stockholders of Mr. Cooper Group					561
Undistributed earnings attributable to participating stockholders					5
Net income attributable to common stockholders					$556
Net income per share
Basic					$6.22
Diluted					$5.92

Non-GAAP Reconciliation:
Pretax income (loss) from continuing operations	$410	$362	$9	$(56)	$725
Mark-to-market	(354)	—	—	—	(354)
Accounting items / other	—	—	3	1	4
Intangible amortization	—	—	1	3	4
Pretax income (loss), net of notable items	56	362	13	(52)	379
Fair value amortization (1)	(19)	—	—	—	(19)
Pretax operating income (loss) from continuing operations	$37	$362	$13	$(52)	$360
Income tax expense					(87)
Operating income from continuing operations(2)					$273
ROTCE(3)					42.7%
Average tangible book value (TBV)(4)					$2,555

(1)	Amount represents additional amortization required under the fair value amortization method over the cost amortization method.
(2)	Assumes tax-rate of 24.2%.
(3)	Computed by dividing annualized earnings by average TBV.
(4)	Average of beginning TBV of $2,353 and ending TBV of $2,757.

UNAUDITED SEGMENT STATEMENT OF
OPERATIONS & EARNINGS RECONCILIATION
(millions of dollars, except for earnings per share data)

	Three Months Ended June 30, 2021
	Servicing	Originations	Xome	Corporate/ Other	Consolidated

Service related, net	$(92)	$45	$39	$—	$(8)
Net gain on mortgage loans held for sale	197	385	—	—	582
Total revenues	105	430	39	—	574
Total expenses	121	226	45	33	425
Other (expense) income, net:
Interest income	25	26	—	—	51
Interest expense	(65)	(23)	—	(31)	(119)
Other income, net	—	—	486	—	486
Total other (expense) income, net	(40)	3	486	(31)	418
Pretax (loss) income from continuing operations	$(56)	$207	$480	$(64)	$567
Income tax expense					140
Net income from continuing operations					427
Net income from discontinued operations					12
Net income					439
Net income attributable to noncontrolling interests					—
Net income attributable to common stockholders of Mr. Cooper Group					439
Undistributed earnings attributable to participating stockholders					4
Net income attributable to common stockholders					$435
Net income per share
Basic					$5.05
Diluted					$4.85

Non-GAAP Reconciliation:
Pretax (loss) income from continuing operations	$(56)	$207	$480	$(64)	$567
Mark-to-market	180	—	—	—	180
Accounting items / other	1	6	(485)	—	(478)
Intangible amortization	—	—	1	2	3
Pretax income (loss), net of notable items	125	213	(4)	(62)	272
Fair value amortization (1)	(45)	—	—	—	(45)
Pretax operating (loss) income from continuing operations	$80	$213	$(4)	$(62)	$227
Income tax expense(2)					(55)
Operating income from continuing operations					$172
ROTCE(3)					23.1%
Average tangible book value (TBV)(4)					$2,983

(1)	Amount represents additional amortization required under the fair value amortization method over the cost amortization method.
(2)	Assumes tax-rate of 24.2%.
(3)	Computed by dividing annualized earnings by average TBV.
(4)	Average of beginning TBV of $2,757 and ending TBV of $3,208.

Non-GAAP Reconciliation:	Quarter Ended
($ in millions except value per share data)	Q1'21	Q2'21
Stockholders' equity (BV)	$2,904	$3,350
Goodwill	(120)	(120)
Intangible assets	(27)	(22)
Tangible book value (TBV)	$2,757	$3,208
Ending shares of common stock outstanding (in millions)	86.1	86.1

BV/share	$33.71	$38.89
TBV/share	$32.01	$37.24

Net income	$561	$439
ROCE(1)	83.0%	56.2%

Beginning stockholders’ equity	$2,504	$2,904
Ending stockholders’ equity	$2,904	$3,350
Average stockholders’ equity (BV)	$2,704	$3,127
(1)	Computed by dividing annualized earnings by average BV.

Contacts

Investor Contact:
Kenneth Posner, SVP Strategic Planning and Investor Relations
(469) 426-3633
Shareholders@mrcooper.com

Media Contact:
Christen Reyenga, VP Corporate Communications
MediaRelations@mrcooper.com